Exhibit 1.1

1,500,000 Shares

SECURITY BANK CORPORATION

Common Stock

par value $1.00 per share

Underwriting Agreement

May 11, 2006

Sandler O’Neill & Partners, L.P.,

919 Third Avenue

6th Floor

New York, New York 10022

Ladies and Gentlemen:

Security Bank Corporation, a Georgia corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Sandler O’Neill & Partners, L.P. (the “Underwriter”) an aggregate of 1,500,000 shares (the “Firm Shares”) and, at the election of the Underwriter, up to 225,000 additional shares (the “Optional Shares”) of the common stock, par value $1.00 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-132661) covering the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended (the “Act”), including a related prospectus, which has become effective. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) otherwise deemed to be a part thereof or included therein at such time by the rules and regulations (the “1933 Act Regulations”) of the Commission under the Act), is hereinafter referred to as the “Registration Statement.” The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term “Base Prospectus” shall mean the prospectus referred to in Section 1(a)(i) hereof contained in the Registration Statement at the Effective Date. “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus, together with the Base Prospectus; the term “Prospectus” means the final prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Base Prospectus. Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the Effective Date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement, the General Disclosure Package (as hereinafter defined), any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

1. (a) The Company represents and warrants to, and agrees with the Underwriter, as of the date hereof and as of each Time of Delivery (as hereinafter defined), that:

(i) The Company satisfies the registrant eligibility requirements for the use of Form S-3 under the Act set forth in General Instruction I.A to such Form, and the transactions contemplated by this Agreement satisfy the transaction eligibility requirements for the use of such Form set forth in General Instruction I.B.1 to such Form; the Company has filed with the Commission the Registration Statement on such Form, including a Base Prospectus, for registration under the Act of the offering and sale of the Shares and other securities of the Company, and the Company may have filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to you. Such Registration Statement, as so amended, has been declared effective by the Commission, and the Shares have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. Although the Base Prospectus may not include all the information with respect to the Shares and the offering thereof required by the Act and the 1933 Act Regulations to be included in the Prospectus, the Base Prospectus includes all such information required by the Act and the 1933

Act Regulations to be included therein as of the Effective Date. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. After the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415, 424(b)(2) or (5) and Rule 430B of the 1933 Act Regulations a final prospectus supplement to the Base Prospectus included in such Registration Statement relating to the Shares and the offering thereof, with such information as is required or permitted by the Act and as has been provided to and approved by the Underwriter prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein. If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement is not effective, (A) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (B) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the Act, or the Commission has received payment of such filing fee;

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the 1933 Act Regulations; on the Effective Date and at any Time of Delivery (as defined in Section 4 hereof) the Registration Statement did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and when filed and at any Time of Delivery, the Prospectus (together with any supplements thereto) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Sandler O’Neill & Partners, L.P. expressly for use therein.

(iv) As of the Applicable Time, neither (A) any Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the

Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Sandler O’Neill & Partners, L.P. expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means 5:30 p.m. (Eastern time) on the date of this Agreement or such other time as agreed by the Company and Sandler O’Neill & Partners, L.P.

“Statutory Prospectus” as of any time means the most recent Preliminary Prospectus or Prospectus that is included in or deemed to be a part of the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I to this Agreement.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer Represented General Use Free Writing Prospectus.

(v) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies Sandler O’Neill & Partners, L.P. as described in Section 5(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Sandler O’Neill & Partners, L.P. expressly for use therein.

(vi) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or any Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder; the documents incorporated or deemed to be incorporated by reference in the Preliminary Prospectus or the Prospectus, when read together with the other information in the Preliminary Prospectus or the Prospectus, at the time the Registration Statement first became effective, did not, and at the earlier of the time the Prospectus was first used and the first “time of sale,” within the meaning of Rule 159 of the 1933 Act Regulations, of Shares in this offering and at the Time of Delivery will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) The consolidated financial statements, audited and unaudited (including the notes thereto), included or incorporated by reference in the Registration Statement and included in each of the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Prospectus are accurate in all material respects and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited consolidated financial statements included or incorporated by reference in the Registration Statement;

(viii) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in each of the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that may cause a prospective material adverse change, in or affecting the general affairs, management, financial position, business prospects, shareholders’ equity or results of operations of the Company and its subsidiaries, other than as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

(ix) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(x) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”) with respect to Security Bank of Bibb County (“SB-Bibb”), Security Bank of Jones County (“SB-Jones”), Security Bank of Houston County (“SB-Houston”), Security Bank of North Metro (“SB-NM”) and Neighbors Bank (“Neighbors”, and together with SB-Bibb, SB-Jones, SB-Houston and SB-NM, collectively, the “Banks”) and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability by reason of the failure to be so qualified in any jurisdiction, except where such failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, current or future consolidated financial position, business prospects, shareholders’ equity or results of operations or otherwise of the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated herein (a “Material Adverse Effect”);

(xi) Each subsidiary of the Company either has been duly incorporated and is validly existing as a corporation or a statutory business trust or has been duly chartered and is validly existing as a Georgia-chartered bank, in each case in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability by reason of the failure to be so qualified in any jurisdiction, except where the failure to be so qualified would not have individually or in the aggregate, a Material Adverse Effect; the activities of the subsidiaries of the Banks are permitted for subsidiaries of a Georgia-chartered bank and the deposit accounts of the Banks are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”);

(xii) The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the heading “Capitalization”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly or through other subsidiaries of the Company, by the Company free and clear of any pledge, lien, encumbrance, claim or equity, except for (a) the pledge of the stock of each of SB-Bibb, SB-Jones and SB-Houston to The Bankers Bank, which pledge secures indebtedness of the Company of up to $17,000,000 in principal (no principal amount being outstanding as of the date of this Agreement), plus interest, under two promissory notes in favor of The Bankers Bank extending revolving lines of credit to the Company and (b) the pledge of the stock of SB-NM to Thomasville National Bank, which pledge secures indebtedness of the Company of up to $2,000,000 in principal (no principal amount being outstanding as of the date of this Agreement), plus interest, under a promissory note in favor of Thomasville National Bank;

(xiii) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally, and (B) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith;

(xiv) The unissued Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the “Description of Common Stock” contained in each of the General Disclosure Package and the Prospectus;

(xv) Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities the Company owned or to be owned by such person;

(xvi) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or Bylaws of the Company or any statute or any order, rule or regulation of any federal, state, local or foreign court or governmental agency (each a “Governmental Entity”) or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and except as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(xvii) Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation or charter (as applicable) or bylaws, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which would, individually or in the aggregate, have a Material Adverse Effect;

(xviii) The statements set forth in each of the General Disclosure Package and the Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the capital stock of the Company and under the caption “Underwriting” (excluding the concession and reallowance figures and the information contained under the captions “Stabilization” and “Passive Market Making”), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete;

(xix) Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company and its subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (“FRB”), the Georgia Department of Banking and Finance (“Georgia Department”) and the FDIC, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Banks Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order;

(xx) Except as disclosed in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions or suits, investigations, or proceedings before or by any Government Entity, now pending or, to the knowledge of the Company, threatened or contemplated by any Government Entity or threatened by others, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, either individually or in the aggregate, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, would not have a Material Adverse Effect;

(xxi) Each of the Company and its subsidiaries possess all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental Licenses”), and has made all filings, applications and registrations with, all Governmental Entities to permit the Company or such subsidiary to conduct the business now operated by the Company or its subsidiaries except where the failure to obtain such Governmental Licenses would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(xxii) Neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum or understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its subsidiaries and neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter, supervisory letter or similar submission;

(xxiii) Each of the Company and its subsidiaries is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (collectively, the “Environmental Laws”), except where such noncompliance would not be reasonably likely to have a Material Adverse Effect, or except as disclosed in each of the General Disclosure Package and the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future;

(xxiv) Except as disclosed in each of the General Disclosure Package and the Prospectus, there is no claim under any Environmental Law, including common law, pending or, to the best knowledge of the Company, threatened against the Company or its subsidiaries (an “Environmental Claim”), which would be reasonably likely to have a Material Adverse Effect, and, to the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company or its subsidiaries which would be reasonably likely to have a Material Adverse Effect;

(xxv) The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others;

(xxvi) The statistical and market related data contained in each of the General Disclosure Package, the Prospectus and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate;

(xxvii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxviii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has (A) any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business; and (B) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance;

(xxix) McNair, McLemore, Middlebrooks & Co., LLP, who have certified certain financial statements of the Company and its subsidiaries, are (A) independent public accountants as required by the Act and the rules and 1933 Act Regulations and (B) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission thereunder as applied to their relationship with the Company and its subsidiaries;

(xxx) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act or by the rules and regulations of the Commission thereunder to be described in the Registration Statement, the General Disclosure Package and/or the Prospectus and that is not so described therein;

(xxxi) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

(xxxii) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxxiii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding disclosures and are effective to perform the functions for which they were established. The Company’s auditors and the members of the Board of Directors of the Company have been advised of (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting;

(xxxiv) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxv) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder;

(xxxvi) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares; provided, however, that this representation shall not apply to any action taken by the Underwriter or any affiliate thereof;

(xxxvii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and/or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxviii) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder, and the corporate governance and other rules and requirements of the Nasdaq National Market System (“Nasdaq”) and will comply with any such provisions that become effective in the future upon their effectiveness; and

(xxxix) At the time of filing the initial Registration Statement and on the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(b) Each of SB-Bibb, SB-Jones and SB-Houston (collectively, the “Significant Banks”) represents and warrants to, and agrees with, the Underwriter that:

(i) It has been duly chartered and is validly existing as a state chartered commercial bank in good standing under the laws of the State of Georgia, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability by reason of the failure to be so qualified in any such jurisdiction;

(ii) Neither the Bank nor any of its subsidiaries is (A) in violation of its articles of incorporation, bylaws or other charter documents, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property of the Bank or any of its subsidiaries is subject, which would, individually or in the aggregate, have a Material Adverse Effect; and

(iii) The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its subsidiaries or any of their properties subject to the limitation on the Bank’s indemnification obligations set forth in the last sentence of Section 8(a).

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share of $20.908 ($22.125, less the underwriting discount of $1.217), the Firm Shares and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised.

The Company hereby grants to the Underwriter the right to purchase at its election up to 225,000 Optional Shares, at the purchase price per share set forth in clause (a) of the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriter but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriter and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Sandler O’Neill & Partners, L.P. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Sandler O’Neill & Partners, L.P., through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to Sandler O’Neill & Partners,

L.P. at least 48 hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., Eastern time, on May 17, 2006 or such other time and date as Sandler O’Neill & Partners, L.P. and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York time, on the date specified by Sandler O’Neill & Partners, L.P. in the written notice given by Sandler O’Neill & Partners, L.P. of the Underwriter’s election to purchase such Optional Shares, or such other time and date as Sandler O’Neill & Partners, L.P. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 7(m) hereof, will be delivered at the offices of Troutman Sanders LLP, 600 Peachtree Street, NE, Atlanta, Georgia 30308 (the “Closing Location”), and delivery of the Shares shall be made through the facilities of DTC, unless Sandler O’Neill & Partners, L.P. shall instruct otherwise. A meeting will be held at the Closing Location at 5:00 p.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Prospectus or Issuer-Represented Free Writing Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or Issuer-Represented Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Prospectus or Issuer-Represented Free Writing Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly Sandler O’Neill & Partners, L.P. so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Sandler O’Neill & Partners, L.P. expressly for use therein;

(c) The Company represents and agrees that, unless it obtains the prior written consent of Sandler O’Neill & Partners, L.P., and Sandler O’Neill & Partners, L.P. represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Sandler O’Neill & Partners, L.P. is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to, and not to allow its directors, and executive officers to, offer, sell, announce the intention to sell, contract to sell, pledge, sell any option or contract, or otherwise dispose of, directly or indirectly, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, without your prior written consent. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder; (ii) any shares of Stock issued by the Company upon the exercise of an option or warrant outstanding on the date hereof; (iii) any shares of Stock issued or options to purchase Stock granted pursuant to existing employee benefit plans of the Company, including the Employee Stock Purchase Plan; and (iv) any shares of Stock to be issued to the shareholders of Homestead Bank pursuant to that certain Agreement and Plan of Reorganization dated as of April 19, 2006, by and between the Company and Homestead Bank. Notwithstanding the foregoing, if: (A) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event;

(h) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(i) During a period of five years from the effective date of the Registration Statement, to furnish to you or make available through EDGAR copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or quotation system on which any class of securities of the Company is listed; and (B) in accordance with the provisions of Regulation FD promulgated under the Act, such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(k) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l) To use its best efforts to list for quotation the Shares on Nasdaq;

(m) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 of the Act; and

(n) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the First Time of Delivery or the date on which the Underwriter receives full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 8 of this Agreement, neither the Company nor the Significant Banks shall, without the prior written consent of Sandler O’Neill & Partners, L.P., take or permit to be taken any action that could result in the Company’s or the Significant Banks’ common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance (except for those in existence prior to the date of this Agreement and disclosed to the Underwriter in writing prior to the date hereof); provided, however, that this covenant shall be null and void if the FRB, the Georgia Department, the FDIC, or any other federal agency having jurisdiction over the Significant Banks, by regulation, policy statement or interpretive release or by written order or written advice addressed to the Significant Banks and specifically addressing the provisions of Section 8 hereof, permits indemnification of the Underwriter by the Significant Banks as contemplated by such provisions.

6. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the reasonable out-of-pocket expenses incurred by the Underwriter in connection with the transactions contemplated hereby, including, without limitation, disbursements, fees and expenses of Underwriter’s counsel and marketing, syndication and travel expenses, up to a maximum of $125,000; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (iii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all filing and/or registration fees in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on the Nasdaq National Market; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) the cost of obtaining all securities and regulatory approvals from any applicable Governmental Entity; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Other than as expressly provided herein, the Underwriter shall pay its own costs and expenses, including the fees of its counsel and stock transfer taxes on resales of any Shares by the Underwriter.

7. The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Troutman Sanders LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Alston & Bird LLP, counsel for the Company, shall have furnished to you their written opinion (a form of such opinion is attached as Annex I hereto), dated such Time of Delivery, in form and substance satisfactory to you to the effect set forth in Annex I hereto;

(d) Martin Snow, LLP, counsel for the Company, shall have furnished to you their written opinion (a form of such opinion is attached as Annex II hereto), dated such Time of Delivery, in form and substance satisfactory to you to the effect set forth in Annex II hereto;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, McNair, McLemore, Middlebrooks & Co., LLP shall have furnished to you a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, with respect to the financial statements of the Company and certain financial information contained in the Prospectus;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Sandler O’Neill & Partners, L.P. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any of the Company’s securities (other than an announcement with positive implications of a possible upgrade in rating);

(h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Georgia authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the judgment of Sandler O’Neill & Partners, L.P. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on Nasdaq;

(j) The Company has obtained and delivered to the Underwriter executed copies of an agreement from each executive officer and director of the Company, substantially to the effect set forth in Subsection 5(g) hereof in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (k) of this Section and as to such other matters as you may reasonably request; and

(m) On or prior to the First Time of Delivery or the Second Time of Delivery, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

8. (a) The Company and each Significant Bank, jointly and severally, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating or defending any such action or claim as such fees and expenses are incurred; provided, however, that the Company and the Significant Banks shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in Registration Statement, the General Disclosure Package, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, in reliance upon and in conformity with written information furnished to the Company by Sandler O’Neill & Partners, L.P. expressly for use therein (provided that the Company and the Underwriter hereby acknowledge and agree that the only information that the Underwriter has furnished to the Company specifically for inclusion in the Registration Statement, the General Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” and the information contained under the captions “Underwriting – Stabilization” and “Underwriting – Passive Market Making”). Notwithstanding the foregoing, the indemnification provided for in this Section 8(a) shall not apply to the Significant Banks to be extent prohibited by Section 23A of the Federal Reserve Act, as determined in writing by the staff of the Federal Reserve.

(b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in Registration Statement, the General Disclosure Package, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in Registration Statement, the General Disclosure Package, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, in reliance upon and in conformity with written information furnished to the Company by Sandler O’Neill & Partners, L.P. expressly for use therein (provided that the Company and the Underwriter hereby acknowledge and agree that the only information that the Underwriter has furnished to the Company specifically for inclusion in the Registration Statement, the General Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” and the information contained under the captions “Underwriting – Stabilization” and “Underwriting – Passive Market Making”); and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company or the Significant Banks may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act or who is an affiliate or partner of the Underwriter; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Significant Banks, as the case may be, and to each other person, if any, who controls the Company or the Significant Banks within the meaning of the Act or who is an affiliate of the Company or the Significant Banks, as the case may be.

9. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Significant Banks and the Underwriter, as set forth in this Agreement or made by or on its behalf, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, or any of the Significant Banks, or any officer or director or controlling person of any of the Significant Banks, and shall survive delivery of and payment for the Shares.

10. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel; and if to the Company shall be delivered or sent by mail or facsimile to Security Bank Corporation, 4219 Forsyth Road, P.O. Box 4748, Macon, Georgia 31208, Attention: James R. McLemore, Jr., Executive Vice President and Chief Financial Officer; any such statements, requests, notices or agreements shall take effect upon receipt thereof.

11. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and the Significant Banks and each person who controls the Company, the Significant Banks or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely by reason of such purchase.

12. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

15. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company and Banks.

Very truly yours,

SECURITY BANK CORPORATION

		By:	/s/ H. Averett Walker
H. Averett Walker
President and Chief Executive Officer

SECURITY BANK OF BIBB COUNTY		SECURITY BANK OF JONES COUNTY

By:	/s/ Richard A. Collinsworth	By:	/s/ Thad G. Childs, Jr.
	Richard A. Collinsworth		Thad G. Childs, Jr.
	President		President

SECURITY BANK OF HOUSTON COUNTY

By:	/s/ William D. Watson
William D. Watson
President

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp.
the sole general partner

By:	/s/ Peter Finnerty
Name: Peter Finnerty
Title: Vice President

SCHEDULE I

Issuer-Represented General Use Free-Writing Prospectus

None

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